SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 27, 2005 (June 27, 2005)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 27, 2005, we completed the spin-off of our indirect majority owned subsidiary TreeHouse Foods, Inc. (“TreeHouse”). Immediately prior to the spin-off, we transferred to TreeHouse the business previously conducted by our Specialty Foods Group segment in addition to our Mocha Mix®, Second Nature® and foodservice salad dressings businesses (collectively, the “transferred businesses”). The spin-off was effected by means of a share dividend of the TreeHouse common stock held by us to our stockholders of record on June 20, 2005 (the “Record Date”). In the distribution, our stockholders received one share of TreeHouse common stock for every five shares of our common stock held by them on the Record Date.

     Following the distribution, we will concentrate our operations on our dairy and branded products businesses. TreeHouse is now an independent public company trading under the symbol “THS” on the New York Stock Exchange. We continue to trade on the New York Stock Exchange under the symbol “DF.”

     Further information concerning the distribution and related matters is contained in the Registration Statement on Form 10, as amended, filed by TreeHouse with the Securities and Exchange Commission on June 14, 2005.

     Copies of the distribution agreement and tax sharing agreement executed by us in connection with the distribution are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The material terms of these agreements are described below. Pursuant to the terms of the distribution agreement, we and certain of our subsidiaries also entered into a transition services agreement, an employee matters agreement, trademark license agreements, and a co-pack agreement with TreeHouse in connection with the spin-off transaction.

Distribution Agreement

     On June 27, 2005, we entered into a distribution agreement with TreeHouse. The distribution agreement provides for, among other things, the principal corporate transactions required to effect the separation of the TreeHouse business from us, the distribution of TreeHouse common stock owned by us to the holders of record of our common stock and certain other agreements governing TreeHouse’s relationship with us after the distribution date.

     The Transfer. Pursuant to the distribution agreement, we have transferred, or caused our subsidiaries to transfer, to TreeHouse our right, title and interest in all properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise that primarily related to, or were primarily held for use in connection with, the transferred businesses, including but not limited to:

•	working capital assets (but excluding cash);

•	fixed assets;

•	intangible assets;

•	capital leases; and

•	other long-term assets, but excluding the trade names “Dean Foods,” “Carb Conquest” and “Fieldcrest” (and any derivatives of any such trade name) and associated logos.

     The transfers occurred immediately prior to the distribution of TreeHouse common stock owned by us to our stockholders and were made on an “as is, where is” basis without any representations or warranties, and TreeHouse will bear the economic and legal risks of the transfer. Pursuant to the distribution agreement, TreeHouse also has assumed and agreed to perform and fulfill all of the liabilities arising after the distribution date out of the ownership or use of the transferred assets or the operation of the transferred businesses both before and after the transfer.

     Indemnification, Releases and Insurance Matters. The distribution agreement provides for cross-indemnities principally designed to place financial responsibility for the liabilities of the transferred businesses with TreeHouse and financial responsibility for the obligations and liabilities of our retained businesses with us, except as may otherwise be set forth in the distribution agreement. Other than the specific indemnities and in certain other limited instances set forth therein, the distribution agreement provides for TreeHouse and its affiliates to release us and our affiliates and for us and our affiliates to release TreeHouse and its affiliates from all liabilities arising from or based on facts existing on or before the distribution date. The distribution agreement establishes procedures with respect to indemnification claims, releases and related matters.

     The distribution agreement also provides for the allocation of benefits between TreeHouse and us under existing insurance policies after the distribution date for occurrences prior to the distribution date and sets forth procedures for the administration of insured claims.

     Dispute Resolution. The distribution agreement contains provisions that govern, except as otherwise provided in any related agreement, the resolution of disputes, controversies or claims that may arise between TreeHouse and us. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management or other mutually agreed representatives of TreeHouse and us. If such efforts are not successful, either TreeHouse or we will be permitted to submit the dispute, controversy or claim to a court for resolution.

Tax Sharing Agreement

     One June 27, 2005, we entered into a tax sharing agreement with TreeHouse which generally governs TreeHouse’s and our respective rights, responsibilities and obligations after the distribution with respect to taxes attributable to the TreeHouse business, as well as any taxes incurred by us as a result of the failure of the distribution to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”).

     General Taxes. Under the tax sharing agreement, TreeHouse is, with certain exceptions, liable for all U.S. federal, state, local and foreign taxes attributable to the TreeHouse business that are required to be paid after the distribution. The tax sharing agreement sets forth rules for determining which taxes are attributable to the TreeHouse business and rules on the effect of subsequent adjustments to those taxes due to tax audits or examinations.

     Distribution-Related Taxes. Under the tax sharing agreement, TreeHouse is liable for taxes that may be incurred by us that arise from the failure of the distribution to qualify as a tax-free transaction under Section 355 of the Code (including as a result of Section 355(e) of the Code) if the failure to so qualify is attributable to actions, events, or transactions relating to the stock, assets, or business of TreeHouse or any of its affiliates, or a breach of the relevant representations or covenants made by TreeHouse in the tax sharing agreement or the distribution agreement or to Wilmer Cutler Pickering Hale and Dorr LLP in connection with rendering its opinion. If the failure of the distribution to qualify under Section 355 of the Code is attributable to a breach of certain representations made by both TreeHouse and us or a change in law or change in the interpretation or application of any existing law after the execution of the tax sharing agreement, TreeHouse will be liable for 50% of the taxes arising from the failure to so qualify. Under the tax sharing agreement, TreeHouse is also liable for taxes (not to exceed $20 million) arising from certain intercompany transactions effectuated in connection with the distribution. We expect that TreeHouse will be required to reimburse us for taxes under this provision, but are unable to estimate the amount at this time.

     Administrative Matters. The tax sharing agreement also sets forth TreeHouse’s and our respective obligations with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.

Adjustments to Our Outstanding Stock Options and Restricted Stock Units

     Shortly after the distribution, except with respect to the treatment of certain options held by Mr. Engles, as described below, the Compensation Committee of our Board of Directors will adjust all outstanding options to purchase shares of our common stock and all restricted stock units to reflect the distribution, as permitted by our applicable equity incentive plans. Specifically, the number of shares of our common stock subject to outstanding options and the per share exercise price of those options will be adjusted to reflect the change in value of our common stock as a result of the distribution in a manner that, on an option-by-option basis, (x) preserves the spread between the exercise price of each outstanding option and the fair market value of the underlying common stock as valued before the adjustment, which includes the value of TreeHouse, and (y) produces a ratio of the exercise price of each option to the fair market value of the underlying common stock as valued after the adjustment, which excludes the value of TreeHouse, that is equal to the ratio of the exercise price of that option to the fair market value of the underlying common stock as valued before the adjustment, which includes the value of TreeHouse. In addition, the number of shares subject to outstanding restricted stock units will be adjusted to reflect the change in value of our common stock as a result of the distribution in a manner that, on a unit-by-unit basis, preserves the value of each outstanding restricted stock unit as valued before the adjustment, which includes the value of TreeHouse. The purpose of these adjustments will be to ensure that the stock options and the restricted stock units outstanding at the date of the distribution have the same value before and after the distribution.

     All options to purchase shares of our common stock held by former employees who became employees of TreeHouse in connection with the distribution will be adjusted as described above. In addition, all such options will vest and shall remain exercisable until the 60th day following the date of distribution (unless sooner cancelled in accordance with the applicable option agreement), and all such restricted stock units will vest and shall remain subject to the terms and conditions of the applicable restricted stock unit agreement.

     Mr. Engles, Chairman of our Board of Directors and our Chief Executive Officer, is a nonemployee member of TreeHouse’s Board of Directors. Shortly after the distribution, his vested options to purchase shares of our common stock will be adjusted pro rata into the vested right to purchase shares of our common stock and the vested right to purchase shares of TreeHouse common stock based on the distribution ratio. Mr. Engles’ unvested options to acquire shares of our common stock will be adjusted in the same manner as those of our other employees as described above. Following such adjustment, the aggregate value of Mr. Engles’ options, including both those related to TreeHouse and those related to our common stock, will have the same value as Mr. Engles’ outstanding options prior to the distribution.

Item 7.01 Regulation FD Disclosure.

     A copy of the press release relating to our announcement of the completion of the spin-off transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

     The information in this Form 8-K under “Item 7.01. Regulation FD Disclosure” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     See the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005	DEAN FOODS COMPANY

	By:	/s/ Lisa N. Tyson

Lisa N. Tyson
Senior Vice President and
Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement between Dean Foods Company and TreeHouse Foods, Inc., dated June 27, 2005

10.1	Tax Sharing Agreement between Dean Foods Company and TreeHouse Foods, Inc., dated June 27 2005

99.1	Press release dated January 27, 2005